Exhibit 10.32

Commitment

The undersigned ZHU Yulong, Identification Number 410222197111010015, being the beneficial owner of Pingdingshan Xulong Renewable Resource Co., Ltd., Pingdingshan Hengji Concrete Co., Ltd., Henan Jianyida Industrial Co., Ltd., and Pingdingshan Hengji Industrial Co., Ltd., in order to promote the operations and development of these four companies, commit as follows:

1.	Upon each company’s request for cash flow assistance under its normal operating conditions, the undersigned shall temporarily advance funds on its behalf, provided that the amount, method and time frame of any such advance shall be mutually determined by the undersigned and the company;

2.	The undersigned shall have the right to know how any advance is used and, if necessary, require the company to provide related documentation;

3.	The undersigned shall have the right to repayment of any advance, provided that the amount, method and time frame of any such repayment shall be mutually determined by the undersigned and the company;

4.	The company and the undersigned shall negotiate to resolve any legal dispute arising from any advance made, with any unresolved dispute to be resolved before a people’s court to be designated by the undersigned.

/s/ ZHU Yulong

February 5, 2015